Exhibit 10.19

ASSUMPTION AND INDEMNITY AGREEMENT

This Assumption and Indemnity Agreement made as of December 18, 1992 by and between Interprovincial Pipe Line Inc. (“IPL”) and Interprovincial Pipe Line System Inc., formerly 159569 Canada Ltd., (“System”), both corporations duly incorporated under the Canada Business Corporations Act;

WITNESSETH:

WHEREAS, IPL, Lakehead Pipe Line Company, Inc., a Delaware corporation (the “Company”), and Lakehead Pipe Line Partners, L.P., a Delaware limited partnership (the “Partnership”), are parties to a Distribution Support Agreement, dated as of December 27, 1991 (the “Support Agreement”), pursuant to Section 2.6(a) of which IPL agreed to cause the Company to comply on a timely basis with its obligations under Article II of the Support Agreement, including the Company’s obligation to purchase APIs (as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership) if necessary; and

WHEREAS, in accordance with the Plan of Arrangement (the “Plan of Arrangement”) made pursuant to Section 192 of the Canada Business Corporations Act involving IPL, its shareholders and System, which Plan of Arrangement was approved by IPL’s Board of Directors on March 11, 1992, IPL’s shareholders on May 6, 1992, and the Court of Queen’s Bench of Alberta on December 9, 1992, whereby IPL transferred ownership of all of its assets other than the Canadian Main Line System and the outstanding capital stock of the Company to System; and

WHEREAS, System and IPL desire that System assume the obligations of IPL under the Support Agreement;

NOW THEREFORE, in consideration of the premises the parties agree as follows:

1.	With the consent of IPL, System hereby assumes all of the duties, obligations and liabilities of IPL under Section 2.6(a) of the Support Agreement and agrees to perform and discharge the same in accordance with all of the terms and conditions of the Support Agreement.

2.

System hereby agrees to indemnify and hold harmless IPL from and against any loss, claim, damage or liability, or any action in respect thereof, to which IPL may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, the breach or nonperformance by System of any of its duties, obligations or liabilities hereunder, and shall reimburse IPL promptly upon demand for any legal or other expenses reasonably incurred by IPL in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

IN WITNESS WHEREOF, the parties have executed this Assumption and Indemnity Agreement as of the date first written above.

INTERPROVINCIAL PIPE LINE INC.

By:	/s/ D. P. Truswell

By:	/s/ D. B. MacDermott
Donald B. MacDermott
[ILLEGIBLE]

INTERPROVINCIAL PIPE LINE SYSTEM INC.

By:	/s/ D. B. MacDermott
President

By:	/s/ B. G. Melnyk